UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

CAPRI HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-35368	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Kingsway

London, United Kingdom

WC2B 6UF

(Address of principal executive offices)

44 207 632 8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	CPRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain OFFIcers; Election of Directors; Appointment of Certain OFFicers; Compensatory Arrangements of Certain OFFIcers.

On November 13, 2019, the Board of Directors (the “Board”) of Capri Holdings Limited (the “Company”), upon the recommendation of the Compensation and Talent Committee (the “Compensation Committee”), adopted the Capri Holdings Limited Deferred Compensation Plan (the “Plan”), effective November 13, 2019.

Under the Plan, a select group of management or highly compensated employees of the Company and its participating subsidiaries may defer up to 75% of their base salary and up to 100% of their bonuses under the Plan to a future distribution date or event. Participant deferrals of cash compensation are 100% vested at all times. Deferrals of vesting awards will become vested in accordance with the provisions of the underlying award. The Plan also allows for discretionary company contributions by the Company, in the Company’s sole discretion, which will vest according to the vesting schedule established by the Company.

A participant may elect to receive or begin receiving his or her deferred compensation and earnings thereon on a fixed date or following separation from service, in each case either in a lump sum or in annual installments, as provided in the Plan and elected by the participant. Pursuant to the terms of the Plan, payments may be accelerated in certain circumstances, including death of the participant, unforeseeable emergency, and at the election of the Company’s Compensation Committee, to the extent permitted under applicable treasury regulations.

The Company has caused to be established a trust to assist the Company with its obligations under the Plan. From time to time, the Company may cause contributions to be made to the trust, which, along with any earnings on such amounts, may be available to pay Plan benefits. Participants do not have an ownership interest in the investment options, the trust assets or in any specific assets of the Company.

The Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and will be administered by the Company’s Compensation Committee or its delegate. The Company may amend or terminate the Plan at any time in accordance with its terms.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Capri Holdings Limited Deferred Compensation Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 14, 2019

CAPRI HOLDINGS LIMITED

By: Name: Title:	/s/ Krista A. McDonough Krista A. McDonough Senior Vice President, General Counsel and Chief Sustainability Officer